                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this Prospectus Supplement filed pursuant to Rule 424, which supplements the Registration Statement on Form S-3 (File No. 333-63565) of our report dated October 28, 1998, on our audit of the Balance Sheet of AmeriCredit Automobile Receivables Trust 1998-D. We also consent to the reference to our firm under the caption "Experts."

PricewaterhouseCoopers LLP

Fort Worth, Texas
October 28, 1998

                  REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the managers of AmeriCredit Automobile Receivables Trust 1998-D:

     In our opinion, the accompanying balance sheets present fairly, in all material respects, the financial position of AmeriCredit Automobile Receivables Trust 1998-D as of October 28, 1998, in conformity with generally accepted accounting principals. This financial statement is the responsibility of the Trust's management; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP

Forth Worth, Texas
October 28, 1998

                AMERICREDIT AUTOMOBILE RECEIVABLES TRUST 1998-D

                                 BALANCE SHEET

                                OCTOBER 28, 1998


                                     ASSETS

      Cash.........................................................      $1,000
      Total Assets.................................................      $1,000


                         LIABILITES ANDTRUST PRINCIPAL

      Interest in Trust............................................      $1,000
      Total liabilities and trust principal........................      $1,000


The accompanying notes are an integral part of this financial statement.

                AMERICREDIT AUTOMOBILE RECEIVABLES TRUST 1998-D

                         NOTES TO FINANCIAL STATEMENTS

                               _________________


1. Nature of Operations:

     AmeriCredit Automobile Receivables Trust 1998-D (the "Trust"), was formed in the State of Delaware on October 23, 1998. The Trust has been inactive since that date.

     The Trust was organized to engage exclusively in the following business and financial activities: to acquire motor vehicle retail installment sale contracts from AFS Funding Corp. and any of its affiliates; to issue and sell notes collateralized by its assets; and to engage in any lawful act or activity and to exercise any power that is incidental and is necessary or convenient to the foregoing.

2. Capital Contribution:

     AFS Funding Corp. purchased, for $1,000, a 100% beneficial ownership interest in the Trust.